UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2007

RENAISSANCE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33258	20-4720414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 East Sample Road, Suite 400, Pompano Beach, Florida		33064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(954) 784-3031

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 1, 2007, Renaissance Acquisition Corp. (the ‘‘Company’’) closed its initial public offering (‘‘IPO’’) of 15,600,000 units (‘‘Units’’). Each Unit consists of one share of the Company’s common stock, $.0001 par value per share (‘‘Common Stock’’), and two warrants (‘‘Warrants’’), each to purchase one share of Common Stock at $5.00 per share. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $93,600,000 and net proceeds of approximately $88,834,000 after deducting underwriting discounts and offering expenses, excluding $2,826,600 of underwriting discounts, commissions and non-accountable expense allowance not payable unless and until the Company completes an acquisition.

Simultaneously with the consummation of the IPO, the Company consummated a private sale (the ‘‘Private Sale’’) of 4,666,667 warrants (‘‘Insider Warrants’’) at a purchase price of $0.45 per Insider Warrant, generating total proceeds of $2,100,000. The Insider Warrants were purchased by RAC Partners, LLC, an entity controlled by Barry W. Florescue, the Company’s chairman and chief executive officer, and Morton Farber and Charles Miersch, two of the Company’s directors. The Insider Warrants are identical to the Warrants except that (i) they will have an exercise price of $6.00 per share, (ii) the Company has not registered the sale of the Insider Warrants to the public and (iii) they are exercisable on a cashless basis at the holders’ option so long as they are held by the directors of the Company or RAC Partners or its affiliates. The purchasers of Insider Warrants have agreed that they will not sell or, subject to certain limited exceptions (including in a distribution upon liquidation of RAC Partners), transfer their Insider Warrants and may not exercise their Insider Warrants until 30 days after the Company has completed a business combination.

The financial statements as of February 1, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been audited by Eisner LLP and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 99.1        Audited Financial Statements

Exhibit 99.2        Press release dated February 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2007	RENAISSANCE ACQUISITION CORP.
	By:	/s/ Barry W. Florescue
Name: Barry W. Florescue Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Audited Financial Statements
99.2	Press Release